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                                                                     EXHIBIT 4.4
                                    SPECIMEN

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ("WARRANTS") AND THE UNDERLYING WARRANT SHARES ("WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE WARRANTS MAY NOT BE EXERCISED OFFERED OR SOLD UNLESS, IN EACH CASE, THE WARRANTS AND WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED AND ENCUMBERED EXCEPT PURSUANT TO THE PROVISIONS CONTAINED HEREIN.

                   CLASS C WARRANTS TO PURCHASE COMMON STOCK

     Golf One Industries, Inc., a Delaware corporation (the "Company") hereby grants to _________ (the "Holder") __________ transferable warrants (the "Warrants") for the purchase of common stock of the Company (the "Common Stock"), with each whole Warrant entitling the Holder to purchase one share of Common Stock (each a "Warrant Share" and collectively the "Warrant Shares") on the terms and subject to the conditions set forth herein.

     1. TERM. The Warrants may be exercised, in whole or in part, at any time and from time to time from the date hereof until 5:00 Pacific Time on the date which is three years from the date of the closing of the Company's initial public offering of Common Stock pursuant to a Registration Statement filed with, and declared effective by, the Securities and Exchange Commission (the "Exercise Period").

     2. EXERCISE PRICE. The initial exercise price of each whole Warrant shall be equal to 70% of the Fair Market Value (as defined below) of the Company's common stock on the date of exercise. "Fair Market Value" means the average closing sale price for the twenty trading days immediately preceding the Exercise Date (as defined below) or, if there is no last sale reporting for the Common Stock at such time, then the value as determined in good faith by the Board of Directors of the Company.

     3. EXERCISE OF WARRANTS. The Warrants are exercisable on the terms provided herein at any time during the Exercise Period by the surrender of this certificate to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full, in immediately available funds, of the amount of the aggregate Exercise Price of the Warrant Shares being purchased upon such exercise. The Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this certificate is surrendered together with the completed Notice of Exercise and payment in full as required above (the "Exercise Date"). The Company agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter. It shall be a condition to the exercise of the Warrants that the Holder or any transferee hereof provide an opinion of counsel reasonably satisfactory to the Company that the Warrants
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and the Warrant Shares to be delivered upon exercise thereof have been registered under the Securities Act or that an exemption from the registration requirements of the Securities Act is available.

     4. FRACTIONAL INTEREST. In lieu of issuing fractional shares of Common Stock upon exercise of the Warrants, the Company may pay the Holder a cash amount determined by multiplying the fraction of a share otherwise issuable by the Fair Market Value of one share of Common Stock.

     5. WARRANTS CONFER NO RIGHTS OF STOCKHOLDER. The Holder shall not have any rights as a stockholder of the Company with regard to the Warrant Shares prior to the Exercise Date for any actual purchase of Warrant Shares.

     6. INVESTMENT REPRESENTATION. Neither the Warrants nor the Warrant Shares issuable upon the exercise of the Warrants have been registered under the Securities Act or any state securities laws. The Holder acknowledges by signing this certificate that, as of the date of this Warrant and at the time of exercise that: (a) the Holder has acquired the Warrant or the Warrant Shares, as the case may be, for the Holder's own account; (b) the Holder has acquired the Warrants or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and (c) either the Holder has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the Holder's business or financial experience the Holder has the capacity to protect the Holder's own interests in connection with the transaction. The Holder agrees, by acceptance of this certificate, that any Warrant Shares purchased upon exercise of the Warrants may have to be held indefinitely or until an exemption from registration is available, as evidenced by an opinion of counsel reasonably satisfactory to the Company. The Holder, by acceptance of this certificate, consents to the placement of a restrictive legend (the "Legend") on the certificates representing any Warrant Shares that are purchased upon exercise of the Warrants during the applicable restricted period under Rule 144 or any other applicable restricted period under the Securities Act. The Legend shall be in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS IN THE WRITTEN LEGAL OPINION (APPROVED BY THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

     7. RESERVATION OF SHARES. The Company agrees that, at all times during the Exercise Period, the Company will have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of the Warrants, a sufficient number of shares of its Common Stock to provide for the issuance of the Warrant Shares.


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     8. ADJUSTMENT FOR CHANGES IN CAPITAL STOCK. If the Company at any time during the Exercise Period shall, by subdivision, combination or reclassification of securities, change any of the securities into which the Warrants are exercisable into the same or a different number of securities of any class or classes, the Warrants shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares if the Warrant Shares had been outstanding immediately prior to such subdivision, combination, or reclassification.

     9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF CERTIFICATE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing the Warrants or the Warrant Shares (referred to herein as the "original certificate"), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the original certificate if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of the original certificate.

     10. ASSIGNMENT. The Warrants may be transferred subject to the provisions of Section 6.

     11. GENERAL. This certificate shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware. The headings herein are for purposes of convenience and reference only and shall not be used to construe or interpret the terms of this certificate. The terms of this certificate may be amended, waived, discharged or terminated only by a written instrument signed by both the Company and the Holder. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer on __________, 1998

                                   GOLF ONE INDUSTRIES, INC.

                                   By: /s/ Alfonso J. Cervantes, Jr.
                                   Its: PRESIDENT


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